SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CALIFORNIA NEWS TECH
(Exact name of registrant as specified in its charter)

Nevada                        88-0417389
(State of incorporation                                        (I.R.S. Employer Identification No.)
or organization)

529 Buchanan Street
San Francisco, California                                                  94102
(Address of principal executive offices)                                                                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                                                                         Name of each exchange of which
to be so registered                                                                                                                        each class is to be registered

     Not Applicable                                                               Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-107300
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.003
(Title of class)

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Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-107300) is incorporated by reference into this registration statement.

Item 2. Exhibits

EXHIBIT
NUMBER     DESCRIPTION
------------     --------------------
3.1	Articles of Incorporation (1)
3.2	Amended Articles of Incorporation (1)
3.3	By-Laws (1)
4.1	Share Certificate (1)
5.1	Opinion of Cane O’Neill Taylor, LLC, with consent to use (2)
10.1	Share Lock Up Agreement with Gary Schell (1)
10.2	Share Lock Up Agreement with Marian Munz (1)
10.3	Subscription Agreement (3)
10.4	Independent Contractor Agreement with Martin Barrs (2)
10.5	Independent Contractor Agreement Amendment with Martin Barrs (2)
10.6	Independent Contractor Agreement with Marian Munz (2)
10.7	Independent Contractor Agreement with John Arkoosh, Sr. (2)
10.8	Independent Contractor Agreement with Jaspar & Associates (2)
10.9	Independent Contractor Agreement with George Serban (2)
10.10	Independent Contractor Agreement with Iulian Sirbu (2)
10.11	Independent Contractor Agreement with Stelian Marin (2)
10.12	Agreement in Settlement of Consulting Services Debt with Marian Munz (5)
10.13	Agreement in Settlement of Consulting Services Debt with Robert C. Jaspar (5)
10.14	Agreement in Settlement of Consulting Services Debt with John Arkoosh (5)
10.15	Agreement in Settlement of Consulting Services Debt with Martin Barrs (5)
23.1	Consent of Jewell & Langsdale, Certified Public Accountants (6)
99.1	Disclaimer, Terms, and Conditions for use of DNAshare (4)
99.2	Database Licensing Agreement with Stanford University, (4) Communications Department

(1)   Previously filed as an exhibit to the Registration Statement on Form SB-2 on July 24, 2003.
(2)   Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 2 on October 06, 2003
(3)   Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 3 on December 17, 2003
(4)   Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 4 on July 14, 2004
(5)   Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 7 on April 07, 2004
      (6)   Previously filed as an exhibit on the Registration statement on Form SB-2 Amendment No. 9 on May 13, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: May 13, 2004

CALIFORNIA NEWS TECH
Registrant

By:
/s/ Marian Munz
Marian Munz,
Chief Executive Officer
President
Director

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